Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-3
(Form Type)

Rockwell Medical, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Title of Each Class of Securities to be Registered	Fee Calculation or Carry Forward Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee (4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Equity	Common Stock(5)	457(o)				$153.10 per $1,000,000
Fees to Be Paid	Equity	Preferred Stock(6)	457(o)				$153.10 per $1,000,000
Fees to Be Paid	Debt	Debt Securities(7)	457(o)				$153.10 per $1,000,000
Fees to Be Paid	Other	Warrants(8)	457(o)				$153.10 per $1,000,000
Fees to Be Paid	Other	Units(9)	457(o)				$153.10 per $1,000,000
Fees to Be Paid	Unallocated (Universal) Shelf		457(o)	N/A	Unallocated (Universal Shelf)	$95,540,343	$153.10 per $1,000,000	$14,627(10)
Fees Previously Paid

Carry Forward Securities	Equity	Common Stock(5)	415(a)(6)				$109.10 per $1,000,000		S-3	333-259923	October 8, 2021
Carry Forward Securities	Equity	Preferred Stock(6)	415(a)(6)				$109.10 per $1,000,000		S-3	333-259923	October 8, 2021
Carry Forward Securities	Debt	Debt Securities(7)	415(a)(6)				$109.10 per $1,000,000		S-3	333-259923	October 8, 2021
Carry Forward Securities	Other	Warrants(8)	415(a)(6)				$109.10 per $1,000,000		S-3	333-259923	October 8, 2021
Carry Forward Securities	Other	Units(9)	415(a)(6)				$109.10 per $1,000,000		S-3	333-259923	October 8, 2021
Carry Forward Securities	Unallocated (Universal) Shelf		415(a)(6)		Unallocated (Universal) Shelf	$4,459,657			S-3	333-259923	October 8, 2021	$486(10)
Total Offering Amounts					N/A	$100,000,000	$153.10 per $1,000,000	$14,627
Total Fees Previously Paid
Total Fee Offsets
Net Fee Due								$14,627(10)

(1)	The amount to be registered consists of up to $100,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.
(2)	The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	Estimated solely for purposes of computing the registration fee. No separate consideration will be received for (i) common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) preferred stock, common stock, debt securities or units that may be issued upon exercise of warrants registered hereby, as the case may be.
(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(5)	Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.
(6)	Including such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.
(7)	Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.
(8)	Including such indeterminate number of warrants or other rights, including without limitation share purchase or subscription rights, as may be issued from time to time at indeterminate prices.
(9)	Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.
(10)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold securities previously registered on the registrant’s registration statement on Form S-3 (File No. 333-259923) filed on September 30, 2021 and declared effective on October 8, 2021 (the “2021 Registration Statement”). The 2021 Registration Statement registered the offer and sale of an indeterminate number or amount of common stock, preferred stock, debt securities, warrants and units, having an aggregate initial offering price of $200,000,000, a portion of which remain unsold as of the date of filing this registration statement. The registrant has determined to include in this registration statement certain unsold securities under the 2021 Registration Statement with an aggregate offering price of $4,459,657 (the “Unsold Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes all of the Unsold Securities and the registrant is applying the previously paid filing fee associated with the Unsold Securities to this registration statement. The filing fee of $14,627 being paid herewith relates to the $95,540,343 of newly registered securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the 2021 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.